NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              NASCOR SERIES 1999-02
                                  POOL PROFILE

                                          Bid                Tolerance
                                          ---                ---------

AGGREGATE PRINCIPAL BALANCE              $500,000,000            (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                    1-Jan-99
INTEREST RATE RANGE                     6.00% - 9.50%
GROSS WAC                                       7.25%          (+/- 10 Bps%)
WEIGHTED AVERAGE SERVICE FEE                   25 bps
MASTER SERVICING FEE                          1.7 bps
WAM (in months)                                   357          (+/- 2 month)

WALTV                                             72%          (maximum 77%)

CALIFORNIA %                                      55%          (maximum 55%)
SINGLE LARGEST ZIP CODE CONCENTRATION              1%           (maximum 3%)

AVERAGE LOAN BALANCE                         $339,000     (maximum $350,000)
LARGEST INDIVIDUAL LOAN BALANCE              $999,000   (maximum $1,500,000)

CASH-OUT REFINANCE %                              19%          (maximum 24%)

PRIMARY RESIDENCE %                               98%          (minimum 93%)

SINGLE-FAMILY DETACHED %                          91%          (minimum 86%)

FULL DOCUMENTATION %                              91%          (minimum 86%)

UNINSURED > 80% LTV %                              1%           (maximum 5%)

TEMPORARY BUYDOWNS                                 0%           (maximum 5%)

FICO                                              728          (minimum 710)

  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
             MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.

(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.
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                            NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              NASCOR SERIES 1999-02
                               PRICING INFORMATION

RATING AGENCIES                          TBD by Norwest

PASS THRU RATE                                    6.50%

ASSUMED SIZE OF PRINCIPAL ONLY CLASS              0.04%

PRICING DATE                                  30-Nov-98

FINAL STRUCTURE DUE DATE                      08-Jan-99                 9:00 AM

SETTLEMENT DATE                               27-Jan-99

ASSUMED SUB LEVELS                                  AAA                  4.000%
                                                     AA                  2.500%
                                                      A                  1.200%
                                                    BBB                  0.750%
                                                     BB                  0.450%
                                                      B                  0.250%

NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1999-01. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.

NASCOR CONTACTS                                    Brad Davis (301)846-8009
                                                   Lori Fountain (301)846-8185